EXHIBIT 23.1
                          INDEPENDENT AUDITORS' CONSENT

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-109495) and Form S-8 (File No. 333-34156) of deltathree, Inc. (the "Company"), our report, dated March 4, 2004, relating to our audit of the financial statements of the Company as of December 31, 2002 and 2003 and for the years ended December 31, 2001, 2002, and 2003 contained in this Annual Report on Form 10-K.

/s/ Brightman Almagor & Co.
Brightman Almagor & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
March 29, 2004